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                    UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION

               Washington, D.C.  20549

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                       FORM 8-K

                    CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the

           Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported):

                    APRIL 24, 1997
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             NATIONAL FIBERSTOK CORPORATION

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   DELAWARE            333-08925               23-2574778
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(State or other     (Commission File      (IRS Employer
jurisdiction of         Number)                Identification No.)
incorporation)


               5775 PEACHTREE DUNWOODY RD.
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                     SUITE C-150
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                 ATLANTA, GEORGIA
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 (Address of principal executive offices) (Zip Code)



 Registrant's telephone number, including area code:

                    (404) 256-1123
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On April 24, 1997, National Fiberstok Corporation ("NFC") purchased all of the outstanding capital stock of AmeriComm Direct Marketing, Inc. ("AmeriComm") pursuant to the terms of a Stock Purchase Agreement, dated as of February 20, 1997, among NFC, AmeriComm and the former stockholders of AmeriComm, as amended (the "Stock Purchase Agreement"). The aggregate purchase price was approximately $23.6 million plus transaction costs. Pursuant to the Stock Purchase Agreement, the purchase price was determined by reducing $24.0 million by the sum of outstanding indebtedness of AmeriComm at the closing and certain pre-closing distributions to AmeriComm's former principal stockholder. At the closing of the acquisition, $1.0 million of the aggregate purchase price was deposited into an escrow account to cover potential indemnification claims of
NFC against the former stockholders of AmeriComm.   Additional consideration of
$1.0 million was paid to the former principal stockholder of AmeriComm for his agreement not-to-compete with NFC. AmeriComm's former principal stockholder is a member of the board of directors of NFC and DEC International, Inc. ("DEC"), which owns all of the issued and outstanding capital stock of NFC.

    AmeriComm operates facilities in four locations through which it provides direct mail products and services, including direct mail distribution and database management. NFC currently intends that the assets of AmeriComm will be used by NFC in a manner generally consistent with the use of such assets by AmeriComm immediately prior to the consummation of the acquisition.

    To fund the acquisition of AmeriComm, DEC issued $25 million aggregate principal amount of 12 1/2% notes, a portion of the proceeds of which was contributed by DEC to NFC. Interest on the DEC notes is due quarterly commencing June 30, 1997, and, under limited circumstances, may be paid for up to six interest payment periods during the first two years in additional DEC notes. As part of the financing, former holders of DEC's cumulative redeemable preferred stock with a $10 million liquidation preference exchanged such shares of preferred stock for a like amount of the newly issued DEC notes.

Item 5.  OTHER EVENTS

         First quarter report, dated May 6, 1997, relating to first quarter 1997 financial results, filed as Exibit 2.2 to this Report on Form 8-K, is incorporated by reference herein.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial statements of business as acquired.

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         1.   To be filed by amendment as soon as is practicable, but no later than 60 days after this report on Form 8-K must be filed.

    (b)  Pro forma financial information.

         1. To be filed by amendment as soon as is practicable, but no later than 60 days after this report on Form 8-K must be filed.


    (c)  Exhibits.

         2.1 Stock Purchase Agreement, dated as of February 20, 1997, among NFC, AmeriComm and the former stockholders of AmeriComm, as amended.

         2.2   First quarter report, dated May 6, 1997.

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                                 SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           NATIONAL FIBERSTOK CORPORATION




Date                                 By:
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                                     Name:  Robert B. Webster
                                     Title: Executive Vice
                                            President and Chief
                                            Financial Officer